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                                                                       EX-99.B8F
                                                             EXHIBIT 24(b)(8)(f)
                                                                            Form
                             As of September   , 1998




VIA UPS OVERNIGHT

The Chase Manhattan Bank
4 Chase MetroTech Center
Brooklyn, New York  11245

Attention:  Global Custody Division

Re:      Global Custody Agreement, Effective May 1, 1996
         between The Chase Manhattan Bank and those registered
         investment companies (and on behalf of certain series
         thereof), listed on Schedule A attached thereto
         ("Agreement")
         ------------------------------------------------------

Ladies and Gentlemen:

Pursuant to the provisions of Section 1 of the Agreement, the undersigned, on behalf of Delaware Group Income Funds, Inc. (formerly, Delaware Group Delchester High-Yield Bond Fund, Inc.) for the benefit of the Corporate Bond Fund series and the Extended Duration Bond series ("Series") hereby appoints The Chase Manhattan Bank to provide custodial services for the two Series under and in accordance with the terms of the Agreement and accordingly, requests that the two Series be added to Schedule A to the Agreement effective September , 1998. Kindly acknowledge your agreement to provide such services and to add these Series to Schedule A by signing in the space provided below.

                                       DELAWARE GROUP INCOME FUNDS, INC.
                                       on behalf of Corporate Bond Fund
                                       series and Extended Duration Bond
                                       Fund series

                                       By:___________________________
                                                David K. Downes
                                       Its:     Executive Vice President
                                                Chief Operating Officer
                                                Chief Financial Officer
AGREED:

THE CHASE MANHATTAN BANK


By:_____________________

Its:____________________